UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2008

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

2400 Geng Road Suite 100, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 9, 2008, Lumera Corporation, a Delaware corporation (“Lumera”), and GigOptix LLC, an Idaho limited liability company (“GigOptix”), completed their combination by merger pursuant to the Agreement and Plan of Merger, dated as of March 27, 2008, by and among GigOptix, Lumera, GigOptix, Inc. (the "Company"), Galileo Merger Sub G, LLC and Galileo Merger Sub L, Inc (the “Merger Agreement”). In accordance with the Merger Agreement, Galileo Merger Sub L, Inc. merged with and into Lumera (the “Lumera merger”) and Galileo Merger Sub G, LLC merged with and into GigOptix (the “GigOptix merger”). Lumera and GigOptix were the surviving corporations of the mergers and are wholly-owned subsidiaries of the Company.

Pursuant to the GigOptix merger, each outstanding membership unit of GigOptix LLC was converted into the right to receive 0.1375 shares of the Company common stock, par value $0.001.  Pursuant to the Lumera merger, each outstanding share of Lumera common stock, par value $0.001, was converted into the right to receive 0.125 shares of the Company common stock.  At the effective time of the mergers, each then outstanding option or warrant of GigOptix and Lumera, whether or not vested or exercisable at the time, was assumed by the Company and converted into an option or warrant to purchase the Company common stock, including existing vesting and exercisability provisions, except that options held by current GigOptix employees and directors will be subject to accelerated vesting schedules and that the number of shares subject to and the per share exercise price for all options or warrants was adjusted based on the applicable exchange ratio.  The Company will pay cash in lieu of fractional shares of its common stock.

Immediately before the completion of the merger transactions, the common stock of Lumera was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On December 9, 2008, in connection with the completion of the merger transactions, the Company’s common stock, par value $0.001 per share, is deemed registered under Section 12(g) of the Exchange Act by operation of paragraph (a) of Rule 12g-3 under the Exchange Act. As a result, the Company has succeeded to the reporting status of Lumera under the Exchange Act and hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Lumera and GigOptix on December 9, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter J. Biere
Name:	Peter J. Biere
Title:	Chief Financial Officer

Date: December 9, 2008

EXHIBIT INDEX
Exhibit Number                                           Description

99.1	Press Release issued by Lumera and GigOptix on December 9, 2008